UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): November 2, 2005

WYETH

        (Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.		07940
(Address of principal executive offices)		(Zip Code)

        Registrant’s telephone number, including area code: 973-660-5000

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On November 2, 2005, Wyeth and Teva Pharmaceutical Industries Ltd. announced that they have negotiated definitive agreements for the proposed settlement of the U.S. patent litigation pertaining to Teva’s generic version of Wyeth’s Effexor® XR antidepressant pending in the United States District Court for the District of New Jersey.

The proposed settlement is subject to a number of conditions, including review by the Federal Trade Commission ("FTC") and approval of the District Court. Wyeth and Teva will be submitting the definitive agreements to the FTC and the District Court shortly.

The patent rights involved in the pending litigation, which expire in 2017, relate to methods of using extended-release formulations of venlafaxine HCl, the active ingredient used in Effexor® XR. Teva has not challenged the Company’s patent rights covering the compound, venlafaxine, which expire in June 2008.

Under the terms of the proposed settlement, the pending litigation would be dismissed and Teva would be permitted to launch generic versions of Effexor® XR (extended release capsules) and Effexor® (immediate release tablets) in the United States pursuant to the following licenses to be granted by Wyeth as part of the proposed settlement:

           -    a license (exclusive for a specified period and then non-exclusive) under Wyeth’s United States patent rights permitting Teva to launch an AB rated, generic version of Effexor® XR in the United States beginning on July 1, 2010, subject to earlier launch based on specified market conditions or developments regarding the applicable patent rights, including the outcome of any future generic challenges to such patent rights; and

           -    an exclusive license under Wyeth’s United States patent rights permitting Teva to launch an AB rated, generic version of Effexor® in the United States beginning on June 15, 2006, subject to earlier launch based on specified market conditions.

In connection with each of these licenses, Teva would pay Wyeth specified percentages of gross profit from sales of each of the Teva generic versions. These sharing percentages are subject to adjustment or suspension based on market conditions and developments regarding the applicable patent rights.

The parties also have negotiated arrangements with respect to generic versions of Effexor® XR in Canada, the terms of which remain confidential.

The above description is not intended to be a complete summary of all of the terms and conditions of the proposed settlement. Many of the terms and conditions of the proposed settlement remain confidential. There can be no assurance that the FTC and the District Court will not raise objections to, or request modifications to, the proposed settlement; that any such modifications will be acceptable to the parties; that the proposed settlement will be approved by the District Court; or that the proposed settlement will become effective on the terms currently proposed or at all.

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           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2005	WYETH
By: /s/ Lawrence V. Stein
Name: Lawrence V. Stein
Title: Senior Vice President and General Counsel
(Duly Authorized Signatory)